                                                                    EXHIBIT 2.1






                        --------------------------------

                            STOCK EXCHANGE AGREEMENT

                              regarding shares in

                     NEWPARK SHIPBUILDING AND REPAIR, INC.

                                      and

                            FIRST WAVE MARINE, INC.

                        --------------------------------

                          Dated as of October 16, 1997

                               TABLE OF CONTENTS

1.       Definitions..............................................................................................1

1.1      Defined Terms............................................................................................1

1.2      Certain Additional Defined Terms.........................................................................1

2.       Exchange.................................................................................................2

3.       Closing Date; Buyer Stock................................................................................2

         3.1      Closing Date....................................................................................2

         3.2      Buyer Stock.....................................................................................2

4.       Representations and Warranties...........................................................................3

         4.1      Representations and Warranties of the Sellers...................................................3

                  (a)      Validity of Agreement; Capitalization..................................................3

                  (b)      No Approvals or Notices Required; No Conflict with Instruments.........................3

                  (c)      Title to Shares; Absence of Liens and Encumbrances.....................................3

                  (d)      Certain Fees...........................................................................3

                  (e)      Investment Representations.............................................................3

                  (f)      No Reliance............................................................................4

         4.2      Representations and Warranties of Buyer.........................................................5

                  (a)      Due Organization; Good Standing and Power..............................................5

                  (b)      Authorization and Validity of Agreement................................................5

                  (c)      No Conflict with Instruments...........................................................5

                  (d)      Certain Fees...........................................................................5

                  (e)      No Reliance............................................................................5

                  (f)      Legal Opinion..........................................................................5


         4.3      Survival of Representations and Warranties......................................................6

5.       Additional Restrictions on Transfer of Stock.............................................................6

6.       Conditions to Closing, Termination.......................................................................6

         6.1      Buyer's Conditions to Closing...................................................................6

                  (a)      Representations and Warranties.........................................................6

                  (b)      Covenants..............................................................................6

                  (c)      Absence of Restraint...................................................................6

                  (d)      Certificates...........................................................................7

                  (e)      Consummation of Transfers..............................................................7

         6.2      Sellers' Conditions to Closing..................................................................7

                  (a)      Representations and Warranties.........................................................7

                  (b)      Covenants..............................................................................7

                  (c)      Absence of Restraint...................................................................7

                  (d)      Certificates...........................................................................7

                  (e)      Consummation of Transfers..............................................................7

         6.3      Termination.....................................................................................8

7.       Closing..................................................................................................8

         7.1      Deliveries by Buyer.............................................................................8

         7.2      Deliveries by Sellers...........................................................................8

         7.3      Termination of Prior Agreement Regarding Purchased Shares.......................................8

8.       Indemnification..........................................................................................8

         8.1      Indemnification by the Sellers..................................................................8


         8.2      Indemnification by Buyer........................................................................8

         8.3      Limits on Indemnification Liability.............................................................9

9.       Miscellaneous............................................................................................9

         9.1      Payment of Certain Fees and Expenses............................................................9

         9.2      Notices.........................................................................................9

         9.3      Entire Agreement...............................................................................10

         9.4      Binding Effect; Benefit........................................................................10

         9.5      Assignability..................................................................................10

         9.6      Amendment; Waiver..............................................................................10

         9.7      Section Headings; Index........................................................................10

         9.8      Severability...................................................................................10

         9.9      Counterparts...................................................................................10

         9.10     Applicable Law.................................................................................10

         9.11     References.....................................................................................10

         9.12     Dispute Resolution.............................................................................11

                  (a)      Good Faith Negotiations...............................................................11

                  (b)      Mediation.............................................................................11

                  (c)      Arbitration...........................................................................11

                  (d)      Consent to Jurisdiction; Venue........................................................11

         9.13     Confidentiality................................................................................12

         9.14     Heller Financial...............................................................................12

                            STOCK EXCHANGE AGREEMENT

         This Stock Exchange Agreement (this "Agreement") is made as of October 16, 1997 by First Wave Marine, Inc., a Delaware corporation ("Buyer") and the parties named on Schedule A, attached hereto and incorporated herein for all purposes ("Sellers").

                                   AGREEMENT

         In consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.       Definitions.

         1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                  "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree, of any governmental entity to which a specified person or property is subject.

                  "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements, licenses, sublicenses and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or governmental entity.

                  "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  "Restricted Stock" means Buyer Stock.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local, or any foreign or provincial, taxing authority, including any interest, penalties or additions attributable thereto.

         1.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 1.1, the following terms are used in this Agreement as defined in the Sections of this Agreement referenced opposite such terms:



Defined Terms                                Reference
-------------                                ---------
Agreement                                    Preamble
Buyer                                        Preamble
Buyer Stock                                  Section 3.2
Closing                                      Section 3.1
Closing Date                                 Section 3.1
Damages                                      Section 8.1
Dispositions                                 Section 5
Dispute                                      Section 9.12
Disputing Parties                            Section 9.12
Purchase Price                               Section 3.2
Purchased Shares                             Section 2
Sellers                                      Preamble


2. Exchange. Subject to the terms and conditions of this Agreement, Sellers shall deliver to Buyer all of Sellers' 17,000 shares in Newpark Shipbuilding and Repair, Inc. (the "Purchased Shares"), free and clear of all Encumbrances, solely in exchange for voting stock in Buyer as described in
Section 3.2.

3.       Closing Date; Buyer Stock.

         3.1 Closing Date. The closing of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Griggs & Harrison, P.C., 1301 McKinney, Suite 3200, Houston, Texas 77010. The date on which the Closing takes place shall be a date before March 31, 1998 as determined by Buyer on three (3) business days notice, and is herein referred to as the "Closing Date".

         3.2 Buyer Stock. Buyer shall exchange for the Purchased Shares 93,840 shares of voting common stock, $0.01 par value, of Buyer (the "Buyer Stock"), which shall be issued to Sellers at the Closing. The number of shares of Buyer Stock issuable to each Seller, and the number of Purchased Shares exchanged therefor, are set forth beside such Seller's name on the version of Schedule B signed by such Seller. Each Seller will receive a copy of this Agreement, Schedule A and only the version of Schedule B signed by such Seller. At the closing, Buyer shall deliver share certificates representing the appropriate number of shares of Buyer Stock to each Seller.


4.       Representations and Warranties.

         4.1 Representations and Warranties of the Sellers. Each Seller, severally and not jointly, represents and warranties to Buyer, as of the date hereof and as of the Closing Date, as follows:

                  (a) Validity of Agreement; Capitalization. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms.

                  (b) No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery and performance of this Agreement by the Sellers and the consummation by them of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, any provision of any Applicable Law, and (ii) will not result in the creation of any Encumbrance on the Purchased Shares under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Sellers under, any instrument or agreement to which the Seller is a party or by which any of them or any of their assets is bound or affected, except under pledges to Heller Financial Leasing, Inc. to secure the performance of obligations of Newpark Shipbuilding and Repair, Inc. The Purchased Shares are transferable and assignable to Buyer as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any other party being obtained, and there exists no preferential right of purchase in favor of any person with respect to any of the Purchased Shares.

                  (c) Title to Shares; Absence of Liens and Encumbrances. Each of the Sellers owns good, marketable and indefeasible title to free the Purchased Shares to be sold by such Seller pursuant to this Agreement, free and clear of all Encumbrances, and other restrictions of any kind and nature.

                  (d) Certain Fees. None of the Sellers has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (e)      Investment Representations.

                           (i) Each Seller is acquiring the Buyer Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except pursuant to an applicable exemption under the Securities Act or in an offering covered by an effective registration statement under the Securities Act relating to the Buyer Stock. In acquiring the Buyer Stock, each Seller is not offering or selling, and will not offer or sell, for Buyer in connection with any distribution of the Buyer Stock, and no Seller has a participation or will participate in any such undertaking or in any underwriting of such an undertaking, except in compliance with applicable federal and state securities laws.


                           (ii) Each Seller acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding Buyer and its business, assets, results of operations and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Buyer Stock.

                           (iii) Each Seller acknowledges that it can bear the
                  economic risk of its investment in the Buyer Stock, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer Stock.

                           (iv) Each Seller understands that the Buyer Stock, when issued to each Seller, will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Restricted Stock will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Restricted Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued accordingly to the transfer agent for the Restricted Stock.

                           (v) It is agreed and understood by each Seller that the certificates representing the Buyer Stock shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE

                           TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR (ii) IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE SALE OF SUCH SHARES IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A STOCK EXCHANGE AGREEMENT DATED OCTOBER ___, 1997, A COPY OF WHICH IS IN THE CORPORATION'S OFFICE.

                (f)      No Reliance.     Sellers have not relied and are not
        relying on any representations or warranties made by Buyer or any officer, representative or agent of Buyer, except the representations and warranties written in this Agreement, and the statements in the written materials described in Section 4.1(e)(ii) above, in deciding to enter into this Agreement and to close this Agreement.

         4.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:

                  (a) Due Organization; Good Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and to own, lease and operate its assets and to conduct its business as now conducted.

                  (b) Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby has been duly authorized by all requisite corporate action on its part. No other corporate action is necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  (c) No Conflict with Instruments. The execution, delivery and performance of this Agreement by Buyer and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court order, judgment or decree applicable to buyer, and (ii) will not result in the creation of any Encumbrance (except as specifically provided in this Agreement) on the Buyer Stock under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer, under, the Certificate of Incorporation or bylaws of Buyer or any instrument or agreement to which Buyer is a party or by which Buyer or any of its assets or properties is bound.

                  (d) Certain Fees. Neither Buyer nor any of its respective officers, directors or employees, on behalf of it, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (e) No Reliance. Buyer has not relied and is not relying on any representations or warranties made by Sellers or agent of Sellers, except the representations and warranties written in this Agreement, in deciding to enter into this Agreement and to close this Agreement.

                  (f) Legal Opinion. At least three (3) days before the Closing Date, Buyer will deliver to Sellers a legal opinion by Robert T. Bowsher and Breazeale, Sachse & Wilson, L.L.P., addressed to Sellers, that the exchange described in Section 2 of this Agreement will qualify as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, in form and substance reasonably satisfactory to Seller's counsel.

         4.3 Survival of Representations and Warranties. The respective representations and warranties of the parties contained herein shall survive the Closing.

5. Additional Restrictions on Transfer of Stock. In addition to the transfer restrictions described elsewhere in this Agreement or required under Applicable Law, each Seller hereby covenants and agrees that it will not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (collectively, "Dispositions") (i) more than 7% of the Restricted Stock issued to such Seller prior to the first anniversary of the Closing Date or (ii) more than 27% of such Restricted Stock (cumulatively with all prior Dispositions) until after the second anniversary of the Closing Date or (iii) more than 47% of such Restricted Stock (cumulatively with all prior Dispositions) until after the third anniversary of the Closing Date or (iv) more than 67% of such Restricted Stock (cumulatively with all prior Dispositions) until after the fourth anniversary of the Closing Date or (v) more than 87% of such Restricted Stock (cumulatively with all prior Dispositions) until after the fifth anniversary of the Closing Date. The restrictions created by this Section 5 shall expire after the fifth anniversary of the Closing Date. Sellers agree that the restrictions created by this Section 5 may be waived, varied or extinguished, as to all Sellers, or as to one or more but not all Sellers, by Buyer in its sole discretion, without the joinder of any Sellers.

6.       Conditions to Closing, Termination.

         6.1 Buyer's Conditions to Closing. The obligations of Buyer to perform its obligations under this Agreement are, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Buyer in writing; provided, however, Buyer's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Buyer or existing on the Closing Date, and such action shall not prejudice Buyer's right to recover damages for such breach.

                  (a) Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  (b) Covenants. The agreements and covenants of Sellers to be performed or complied with on or before the Closing Date pursuant to this Agreement shall have been performed or complied with by them in all material respects.

                  (c) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby and no investigation by any governmental agency shall be pending or threatened that might result in any such litigation or other proceeding.

                  (d) Certificates. Sellers shall have delivered to Buyer one or more certificates dated as of the Closing Date executed by Sellers certifying to the effect set forth in Sections 6.1(a) and (b) hereof.

                  (e) Consummation of Transfers. Heller Financial Leasing, Inc. shall have approved the consummation of the transfers contemplated hereunder.

         6.2 Sellers' Conditions to Closing. The obligations of Sellers to perform their obligations under this Agreement are, at the option of Sellers, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Sellers in writing; provided, however, Sellers' election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Sellers or existing on the Closing Date, and such action shall not prejudice Sellers' right to recover damages for such breach. If any Seller opts not to close pursuant to this Section, the other Sellers may opt to close.

                  (a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  (b) Covenants. The agreements and covenants of Buyer to be performed or complied with on or before the Closing Date pursuant to this Agreement shall have been performed or complied with by them in all material respects.

                  (c) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby and no investigation by any governmental agency shall be pending or threatened that might result in any such litigation or other proceeding.

                  (d) Certificates. Buyer shall have delivered to Sellers one or more certificates dated as of the Closing Date executed by Buyer certifying to the effect set forth in Sections 6.2(a) and (b) hereof.

                  (e) Consummation of Transfers.  Heller Financial Leasing,
         Inc. shall have approved the consummation of the transfers contemplated hereunder.

         6.3 Termination. If this Agreement has not closed by March 31, 1998, it will terminate. In the event of any termination of this Agreement, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of Buyer, or its respective officers, directors, or agents, or any Seller except that the provisions of
Section 9.1, 9.10, and 9.12 hereof shall remain in full force and effect, and provided that termination shall not release any party from liability for any prior failure to comply with any provision, covenant or agreement contained herein.

7.       Closing.

         7.1 Deliveries by Buyer. At the Closing, the Buyer shall issue and deliver to the Seller share certificates representing the Buyer Stock.

         7.2 Deliveries by Sellers. At the Closing, the Sellers shall deliver to the Buyer original share certificates representing the Purchased Shares and duly executed share transfer certificates effecting the transfer of the Purchased Shares to the Buyer.

         7.3 Termination of Prior Agreement Regarding Purchased Shares. The parties hereto include all parties to the Shareholder Agreement and Stock Purchase Agreement regarding stock in Newpark Shipbuilding and

Repair, Inc. The parties, joined by Newpark Shipbuilding and Repair, Inc., for this specific purpose, hereby terminate that agreement as of the Closing Date. No covenant or agreement under that agreement will cause a default of any party under this Agreement.

8.       Indemnification.

         8.1 Indemnification by the Sellers. Subject to the provisions of
Section 8.3, each Seller shall protect, indemnify and hold harmless Buyer, each officer, director and agent of Buyer and each person who controls Buyer in respect of any losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, court costs, attorneys' and accountants' fees and disbursements, and any federal, state or local income or franchise Taxes payable in respect of the receipt of cash or money in discharge of the foregoing, (collectively referred to herein as "Damages") to which Buyer (or such related parties) may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by that Seller in this Agreement, including Schedules A and B hereto, or in any certificate or instrument delivered by or on behalf of that Seller pursuant to this Agreement.

         8.2 Indemnification by Buyer. Subject to the provisions of Section 8.3, Buyer shall protect, indemnify and hold harmless the Sellers in respect of any Damages to which the Sellers may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, including Schedule A hereto or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement.

         8.3 Limits on Indemnification Liability. Notwithstanding any other provisions to the contrary in this Agreement, the indemnification obligations of Buyer and the Sellers set forth in this Agreement shall be limited to indemnification for actual damages, and shall not include incidental, consequential, or punitive damages.

9.       Miscellaneous.

         9.1 Payment of Certain Fees and Expenses. Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, brokers' fees, attorneys' fees and accountants' fees.

         9.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by first class mail, postage prepaid, return receipt requested, or sent by facsimile, as follows:

                           (a) If to a Seller, to the address or facsimile
                  number shown on Schedule A with a copy to:

                  Porter & Hedges, L.L.P.
                  700 Louisiana, 35th Floor
                  Houston, Texas 77002
                  Attention: Mr. Nick D. Nicholas
                  Facsimile: 228-1331

                           (b) If to Buyer:

                  First Wave Marine, Inc.
                  4000 S. Sherwood Forest Blvd., Suite 603
                  Baton Rouge, LA 70816
                  Attention: Frank W. Eakin
                  Facsimile: (504) 292-8100

                  with a copy to:

                  Griggs & Harrison, P.C.
                  1301 McKinney, Suite 3200
                  Houston, Texas 77010
                  Attention: Suzanne B. Kean, Esq.
                  Facsimile  (713) 651-1944

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the earlier of the date of delivery or on the fifth business day after the mailing thereof.

         9.3 Entire Agreement. This Agreement (including Schedules A and B hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         9.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, personal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, personal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5 Assignability. This Agreement shall not be assignable by the Sellers without the prior written consent of Buyer or by Buyer without the prior written consent of the Sellers.

         9.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.7 Section Headings; Index. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.8 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         9.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         9.11 References. All references in this Agreement to Sections, paragraphs and other subdivisions refer to the Sections, paragraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation".

         9.12 Dispute Resolution. Any dispute, difference or question ("Dispute") between Buyer on the one hand and any Sellers on the other ("Disputing Parties"), arising with respect to this Agreement shall be resolved in accordance with the following dispute resolution procedures:

                  (a) Good Faith Negotiations. The Disputing Parties shall endeavor, in good faith, to resolve the Dispute through negotiations.

                  (b) Mediation. In the event that the negotiations do not result in a mutually acceptable resolution, either Disputing Party may require that the Dispute shall be referred to mediation in Houston, Texas. One mediator shall be appointed by the agreement of the Parties. The mediator shall be a suitably qualified person having no direct or personal interest in the outcome of the Dispute. Mediation shall be held within thirty (30) days of referral to mediation. In the event the Disputing Parties are unable to agree to a mediator, the Parties agree to the appointment of a mediator pursuant to the Commercial Mediation Rules of the American Arbitration Association.

                  (c) Arbitration. In the event the Parties are unsuccessful in their mediation of the Dispute, either Disputing Party may request that the Dispute will be settled by Arbitration by an arbitrator mutually acceptable to the Disputing Parties in an Arbitration Proceeding conducted in Houston, Texas in accordance with the rules existing at the date hereof of the American Arbitration Association. If the Disputing Parties hereto cannot agree on an arbitrator within ten (10) business days of the initiation of the Arbitration Proceeding, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association. The Disputing Parties shall use their reasonable best efforts to have the Arbitration Proceeding concluded and a judgment rendered by the arbitrator within forty (40) business days of the initiation of the Arbitration Proceeding. The decision of such arbitrator shall be final, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof, and the costs (including, without limitation, reasonable fees and expenses of counsel and experts for the Disputing Parties) of such arbitration (including the costs to enforce or preserve the rights awarded in the arbitration) shall be borne by the Disputing Party whom the decision of the arbitrator is against. If the decision of the arbitrator is not clearly against one of the disputing Parties or the decisions of the arbitrator is against more than one Disputing Party on one or more issues, the costs of such Arbitration shall be borne equally by the Disputing Parties. Notwithstanding the foregoing, Buyer may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

                  (d) Consent to Jurisdiction; Venue. The parties hereto agree that all actions relating to the enforcement of this Section 9.12 or any award rendered hereunder, and over which the United States federal courts have subject matter jurisdiction, shall be litigated, if at all, exclusively in the United States District Court for the Southern District of Texas, Houston Division, and, if necessary, the corresponding appellate courts. The parties further agree that all actions relating to the enforcement of this Section 9.12 or any award rendered hereunder, and over which the United States federal courts do not have subject matter jurisdiction, shall be litigated, if at all, exclusively in the Courts of the State of Texas, in Harris County, and, if necessary, the corresponding appellate courts. Each party hereto hereby submits itself to the personal jurisdiction of, and consents to venue in, any such court, and hereby waives any claim it may otherwise have that such court lacks personal jurisdiction over it, or that such court is an inconvenient forum, with respect to any such matter or proceeding. Each party hereto further agrees to voluntarily appear and to enter a general appearance in any such proceeding which is brought in any such court.

         9.13 Confidentiality. Except as may be required by Applicable Law, no party shall disclose to or discuss with anyone outside their immediate family, the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

         9.14 Heller Financial. Any provision of this Agreement to the contrary notwithstanding, neither the pledge of the Purchased Shares to Heller Financial Leasing, Inc. to secure the performance of obligations of Newpark Shipbuilding and Repair, Inc., nor the related covenants against transfer of the Purchased Shares, shall be a default of any Seller of any provision hereunder.

            [THE NEXT PAGE IS THE SIGNATURE PAGE TO THIS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                                     SELLERS:

                                                     /s/ JOE O'TOOLE
                                                     --------------------------
                                                     Joe O'Toole

                                                     /s/ RICHARD WADE
                                                     --------------------------
                                                     Richard Wade

                                                     /s/ BRENT MILLER
                                                     --------------------------
                                                     Brent Miller

                                                     /s/ DALE PAYNE, III
                                                     --------------------------
                                                     Dale Payne, III

                                                     /s/ CHRIS ORTH
                                                     --------------------------
                                                     Chris Orth

                                                     /s/ HUGH G. WALKER, III
                                                     --------------------------
                                                     Hugh G. Walker, III

                                                     /s/ MICHAEL R. SADLER
                                                     --------------------------
                                                     Michael R. Sadler

                                                     /s/ JAMES H. SESSIONS
                                                     --------------------------
                                                     James H. Sessions

                                                     /s/ PAUL E. McCOY
                                                     --------------------------
                                                     Paul E. McCoy

                                                     /s/ WILFRED G. FINDLE, JR.
                                                     --------------------------
                                                     Wilfred G. Findle, Jr.

                                                     /s/ MARIO SALINAS, JR.
                                                     --------------------------
                                                     Mario Salinas, Jr.

                                                     /s/ THOMAS JAY WINTERS
                                                     --------------------------
                                                     Thomas Jay Winters

                                                     /s/ ABEL JUAREZ SALAZAR
                                                     --------------------------
                                                     Abel Juarez Salazar

                                                     /s/ ROBERT H. THEILMAN
                                                     --------------------------
                                                     Robert H. Theilman

                                                     /s/ GLENN BYRUM
                                                     --------------------------
                                                     Glenn Byrum

                                                     /s/ ANNA ENGELS (CHAKA)
                                                     --------------------------
                                                     Anna Engels (Chaka)


                                                     BUYER:


                                                     FIRST WAVE MARINE, INC.,
                                                       a Delaware corporation


                                                     By: /s/ FRANK W. EAKIN
                                                        -----------------------

                                                     Name:   Frank W. Eakin
                                                          ---------------------

                                                     Title:  President
                                                           --------------------


         The undersigned hereby joins the parties to terminate the Shareholder Agreement and Stock Purchase Agreement described in Section 7.3 above.

                                               NEWPARK SHIPBUILDING AND REPAIR,
                                               INC., A TEXAS CORPORATION


                                               By:   /s/ FRANK W. EAKIN
                                                  -----------------------------
                                               Name:     Frank W. Eakin
                                                    ---------------------------
                                               Title:    President
                                                     --------------------------

                                   SCHEDULE A


            NAMES AND ADDRESSES OF SELLERS

Joe O'Toole

--------------------------
--------------------------
--------------------------

Richard Wade

--------------------------
--------------------------
--------------------------

Brent Miller

--------------------------
--------------------------
--------------------------

Dale Payne, III

--------------------------
--------------------------
--------------------------

Chris Orth

--------------------------
--------------------------
--------------------------

Hugh G. Walker, III

--------------------------
--------------------------
--------------------------

Michael R. Sadler

--------------------------
--------------------------
--------------------------

James H. Sessions

--------------------------
--------------------------
--------------------------

Paul E. McCoy

--------------------------
--------------------------
--------------------------

Wilfred G. Findle, Jr.

--------------------------
--------------------------
--------------------------

Mario Salinas, Jr.

--------------------------
--------------------------
--------------------------

Thomas Jay Winters

--------------------------
--------------------------
--------------------------

Abel Juarez Salazar

--------------------------
--------------------------
--------------------------

Robert H. Theilman

--------------------------
--------------------------
--------------------------

Glenn Byrum

--------------------------
--------------------------
--------------------------

Anna Engels (Chaka)

--------------------------
--------------------------
--------------------------